Exhibit 99.1

Strategic Education, Inc. Reports Second Quarter 2023 Results

HERNDON, Va.--(BUSINESS WIRE)--July 27, 2023--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended June 30, 2023.

“During the second quarter, enrollment trends in our U.S. Higher Education segment continued to improve, the Education Technology Services segment posted another quarter of strong growth, and we continue to be optimistic about the Australia/New Zealand segment as conditions normalize,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “As we progress toward enrollment, revenue, and earnings growth in 2023, we remain focused on our mission to promote economic mobility for working adults.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended June 30

  Revenue increased 5.2% to $287.7 million compared to $273.6 million for the same period in 2022. Revenue on a constant currency basis increased 6.8% to $292.3 million in the second quarter of 2023 compared to $273.6 million for the same period in 2022.
  Income from operations was $16.8 million or 5.8% of revenue, compared to $21.9 million or 8.0% of revenue for the same period in 2022. Adjusted income from operations, which is a non-GAAP financial measure, was $27.2 million compared to $29.5 million for the same period in 2022. The adjusted operating income margin, which is a non-GAAP financial measure, was 9.5% compared to 10.8% for the same period in 2022. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Net income was $14.2 million compared to $15.2 million for the same period in 2022. Adjusted net income, which is a non-GAAP financial measure, was $19.7 million compared to $20.5 million for the same period in 2022.
  Adjusted EBITDA, which is a non-GAAP financial measure, was $45.4 million compared to $47.9 million for the same period in 2022.
  Diluted earnings per share was $0.59 compared to $0.63 for the same period in 2022. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $0.82 from $0.85 for the same period in 2022. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $0.85. Diluted weighted average shares outstanding decreased to 23,964,000 from 24,063,000 for the same period in 2022.

U.S. Higher Education Segment Highlights

  The U.S. Higher Education segment (USHE) is comprised of Strayer University and Capella University.
  For the second quarter, student enrollment within USHE increased 4.7% to 80,353 compared to 76,728 for the same period in 2022.
  For the second quarter, FlexPath enrollment was 21% of USHE enrollment compared to 19% for the same period in 2022.
  Revenue increased 6.7% to $202.7 million in the second quarter of 2023 compared to $190.0 million for the same period in 2022, driven by higher second quarter enrollment and revenue-per-student.
  Income from operations was $6.7 million in the second quarter of 2023 compared to $11.9 million for the same period in 2022. The operating income margin was 3.3%, compared to 6.2% for the same period in 2022.

Education Technology Services Segment Highlights

  The Education Technology Services segment (ETS) is comprised primarily of Employer Solutions, Sophia Learning, and Workforce Edge.
  For the second quarter, employer affiliated enrollment was 27.1% of USHE enrollment compared to 24.6% for the same period in 2022.
  For the second quarter, Sophia Learning had an increase in average total subscribers of approximately 30% from the same period in 2022.
  As of June 30, 2023, Workforce Edge had a total of 62 corporate agreements, collectively employing approximately 1,400,000 employees.
  Revenue increased 22.1% to $19.5 million in the second quarter of 2023 compared to $16.0 million for the same period in 2022, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.
  Income from operations was $6.2 million in the second quarter of 2023 compared to $5.3 million for the same period in 2022. The operating income margin was 31.6%, compared to 33.1% for the same period in 2022.

Australia/New Zealand Segment Highlights

  The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
  For the second quarter, student enrollment within ANZ decreased 4.6% to 17,966 compared to 18,834 for the same period in 2022.
  Revenue decreased 3.1% to $65.5 million in the second quarter of 2023 compared to $67.5 million for the same period in 2022, driven by foreign currency impacts. Revenue on a constant currency basis increased 3.7% to $70.1 million in the second quarter of 2023 compared to $67.5 million for the same period in 2022, driven by higher revenue-per-student.
  Income from operations was $14.3 million in the second quarter of 2023 compared to $12.3 million for the same period in 2022. The operating income margin was 21.8%, compared to 18.2% for the same period in 2022. Income from operations on a constant currency basis was $15.4 million in the second quarter of 2023 compared to $12.3 million for the same period in 2022. The operating income margin on a constant currency basis was 22.0%, compared to 18.2% for the same period in 2022.

Balance Sheet and Cash Flow

At June 30, 2023, Strategic Education had cash, cash equivalents, and marketable securities of $215.1 million, and $101.3 million outstanding under its revolving credit facility. For the first six months of 2023, cash provided by operations was $40.7 million compared to $80.7 million for the same period in 2022. Capital expenditures for the first six months of 2023 were $17.8 million compared to $22.7 million for the same period in 2022. Capital expenditures for 2023 are expected to be approximately $40 million.

For the second quarter of 2023, consolidated bad debt expense as a percentage of revenue was 4.4%, compared to 3.2% of revenue for the same period in 2022.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on September 11, 2023 to shareholders of record as of September 1, 2023.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its second quarter 2023 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, enabling education benefits programs through low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;
  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
  rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to borrower defense to repayment applications, and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
  the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
  the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2023	2022	2023
Revenues	$273,564	$287,680	$532,419	$544,286
Costs and expenses:
Instructional and support costs	147,368	161,479	291,992	314,417
General and administration	96,722	99,003	191,506	194,468
Amortization of intangible assets	3,694	3,450	7,432	6,982
Merger and integration costs	254	580	664	1,005
Restructuring costs	3,661	6,351	5,519	11,946
Total costs and expenses	251,699	270,863	497,113	528,818
Income from operations	21,865	16,817	35,306	15,468
Other income (expense)	300	3,171	(871)	3,569
Income before income taxes	22,165	19,988	34,435	19,037
Provision for income taxes	6,945	5,757	12,186	6,834
Net income	$15,220	$14,231	$22,249	$12,203
Earnings per share:
Basic	$0.64	$0.61	$0.93	$0.52
Diluted	$0.63	$0.59	$0.92	$0.51
Weighted average shares outstanding:
Basic	23,796	23,450	23,872	23,440
Diluted	24,063	23,964	24,089	23,993

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)

	December 31, 2022	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$213,667	$181,024
Marketable securities	9,156	25,468
Tuition receivable, net	62,953	82,373
Income taxes receivable	—	9,719
Other current assets	43,285	52,330
Total current assets	329,061	350,914
Property and equipment, net	132,845	121,066
Right-of-use lease assets	125,248	115,376
Marketable securities, non-current	13,123	8,609
Intangible assets, net	260,541	253,353
Goodwill	1,251,277	1,237,982
Other assets	49,652	54,812
Total assets	$2,161,747	$2,142,112

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$90,588	$90,057
Income taxes payable	6,989	—
Contract liabilities	88,488	128,650
Lease liabilities	23,879	23,380
Total current liabilities	209,944	242,087
Long-term debt	101,396	101,309
Deferred income tax liabilities	34,605	31,341
Lease liabilities, non-current	134,006	126,975
Other long-term liabilities	46,006	41,794
Total liabilities	525,957	543,506
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,402,891 and 24,465,671 shares issued and outstanding at December 31, 2022 and June 30, 2023, respectively	244	245
Additional paid-in capital	1,510,924	1,509,077
Accumulated other comprehensive loss	(35,068)	(51,084)
Retained earnings	159,690	140,368
Total stockholders’ equity	1,635,790	1,598,606
Total liabilities and stockholders’ equity	$2,161,747	$2,142,112

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	For the six months ended June 30,
	2022	2023
Cash flows from operating activities:
Net income	$22,249	$12,203
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of property and equipment	—	(2,136)
Amortization of deferred financing costs	276	276
Amortization of investment discount/premium	28	(7)
Depreciation and amortization	33,436	30,196
Deferred income taxes	(4,909)	(3,036)
Stock-based compensation	10,597	11,125
Impairment of right-of-use lease assets	1,121	5,135
Changes in assets and liabilities:
Tuition receivable, net	(25,162)	(19,626)
Other assets	(2,354)	(12,165)
Accounts payable and accrued expenses	(8,113)	(2,344)
Income taxes payable and income taxes receivable	4,913	(16,699)
Contract liabilities	51,901	38,906
Other liabilities	(3,307)	(1,091)
Net cash provided by operating activities	80,676	40,737

Cash flows from investing activities:
Purchases of property and equipment	(22,688)	(17,794)
Purchases of marketable securities	—	(16,904)
Proceeds from marketable securities	2,100	4,960
Proceeds from sale of property and equipment	—	5,890
Proceeds from other investments	—	457
Other investments	(223)	(152)
Cash paid for acquisition, net of cash acquired	—	(211)
Net cash used in investing activities	(20,811)	(23,754)

Cash flows from financing activities:
Common dividends paid	(29,886)	(29,468)
Net payments for stock awards	(2,881)	(4,964)
Repurchase of common stock	(24,972)	(9,999)
Net cash used in financing activities	(57,739)	(44,431)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,981)	(1,924)
Net decrease in cash, cash equivalents, and restricted cash	(2,855)	(29,372)
Cash, cash equivalents, and restricted cash — beginning of period	279,212	227,454
Cash, cash equivalents, and restricted cash — end of period	$276,357	$198,082

STRATEGIC EDUCATION, INC. UNAUDITED SEGMENT REPORTING (in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2023	2022	2023
Revenues:
U.S. Higher Education	$190,026	$202,679	$385,792	$399,574
Australia/New Zealand	67,543	65,472	116,055	106,975
Education Technology Services	15,995	19,529	30,572	37,737
Consolidated revenues	$273,564	$287,680	$532,419	$544,286
Income from operations:
U.S. Higher Education	$11,851	$6,741	$27,334	$16,330
Australia/New Zealand	12,321	14,291	11,572	7,109
Education Technology Services	5,302	6,166	10,015	11,962
Amortization of intangible assets	(3,694)	(3,450)	(7,432)	(6,982)
Merger and integration costs	(254)	(580)	(664)	(1,005)
Restructuring costs	(3,661)	(6,351)	(5,519)	(11,946)
Consolidated income from operations	$21,865	$16,817	$35,306	$15,468

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) amortization and depreciation expense related to intangible assets and software assets associated with the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing an adjusted effective income tax rate of 30.0% for the three months ended June 30, 2022 and 2023. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended June 30, 2023 are also presented on a constant currency basis utilizing an exchange rate of 0.72 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2022. We define EBITDA as net income before other income, the provision for income taxes, gains on sale of property and equipment, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS

(in thousands, except per share data)

		For the three months ended June 30, 2022 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$273,564	$—	$—	$—	$—	$—	$273,564
Total costs and expenses	$251,699	$(3,694)	$(254)	$(3,661)	$—	$—	$244,090
Income from operations	$21,865	$3,694	$254	$3,661	$—	$—	$29,474
Operating margin	8.0%						10.8%
Income before income taxes	$22,165	$3,694	$254	$3,661	$(526)	$—	$29,248
Net income	$15,220	$3,694	$254	$3,661	$(526)	$(1,829)	$20,474

Earnings per share:
Diluted	$0.63						$0.85
Weighted average shares outstanding:
Diluted	24,063						24,063
		For the three months ended June 30, 2023 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$287,680	$—	$—	$—	$—	$—	$287,680
Total costs and expenses	$270,863	$(3,450)	$(580)	$(6,351)	$—	$—	$260,482
Income from operations	$16,817	$3,450	$580	$6,351	$—	$—	$27,198
Operating margin	5.8%						9.5%
Income before income taxes	$19,988	$3,450	$580	$6,351	$(2,286)	$—	$28,083
Net income	$14,231	$3,450	$580	$6,351	$(2,286)	$(2,668)	$19,658

Earnings per share:
Diluted	$0.59						$0.82
Weighted average shares outstanding:
Diluted	23,964						23,964
(1)

Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(2)

Reflects integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)

Reflects severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.

(4)	Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(5)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing an adjusted effective income tax rate of 30.0% for the three months ended June 30, 2022 and 2023

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Q2 2023 AS ADJUSTED WITH CONSTANT CURRENCY (in thousands, except per share data)

	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$287,680	$4,584	$292,264
Total costs and expenses	$260,482	$3,495	$263,977
Income from operations	$27,198	$1,089	$28,287
Operating margin	9.5%		9.7%
Income before income taxes	$28,083	$1,118	$29,201
Net income	$19,658	$783	$20,441

Earnings per share:
Diluted	$0.82		$0.85
Weighted average shares outstanding:
Diluted	23,964		23,964
(1)

Reflects an adjustment to translate foreign currency results for the three months ended June 30, 2023 at a constant exchange rate of 0.72 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2022.

STRATEGIC EDUCATION, INC. UNAUDITED NON-GAAP SEGMENT REPORTING (in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2023	2022	2023
Revenues:
U.S. Higher Education	$190,026	$202,679	$385,792	$399,574
Australia/New Zealand	67,543	65,472	116,055	106,975
Education Technology Services	15,995	19,529	30,572	37,737
Consolidated revenues	273,564	287,680	532,419	544,286

Income from operations:
U.S. Higher Education	$11,851	$6,741	$27,334	$16,330
Australia/New Zealand	12,321	14,291	11,572	7,109
Education Technology Services	5,302	6,166	10,015	11,962
Amortization of intangible assets	(3,694)	(3,450)	(7,432)	(6,982)
Merger and integration costs	(254)	(580)	(664)	(1,005)
Restructuring costs	(3,661)	(6,351)	(5,519)	(11,946)
Consolidated income from operations	21,865	16,817	35,306	15,468

Adjustments to consolidated income from operations:
Amortization of intangible assets	3,694	3,450	7,432	6,982
Merger and integration costs	254	580	664	1,005
Restructuring costs	3,661	6,351	5,519	11,946
Total adjustments to consolidated income from operations	7,609	10,381	13,615	19,933

Adjusted income from operations by segment:
U.S. Higher Education	11,851	6,741	27,334	16,330
Australia/New Zealand	12,321	14,291	11,572	7,109
Education Technology Services	5,302	6,166	10,015	11,962
Total adjusted income from operations	$29,474	$27,198	$48,921	$35,401

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES ADJUSTED EBITDA (in thousands)

	For the three months ended June 30,
	2022	2023
Net income	$15,220	$14,231
Provision for income taxes	6,945	5,757
Other income	(300)	(3,171)
Gain on sale of property and equipment	—	(2,136)
Depreciation and amortization	17,164	15,545
EBITDA (1)	39,029	30,226
Stock-based compensation	5,529	5,493
Merger and integration costs (2)	254	244
Restructuring costs (3)	1,518	7,576
Cloud computing amortization (4)	1,606	1,884
Adjusted EBITDA (1)	$47,936	$45,423
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)

Reflects integration charges associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand. Excludes $0.3 million of depreciation and amortization expense for the three months ended June 30, 2023.

(3)

Reflects severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $2.1 million and $0.3 million of depreciation and amortization expense for the three months ended June 30, 2022 and 2023, respectively. Excludes $1.6 million of gain on sale of property and equipment and $0.1 million of stock-based compensation expense for the three months ended June 30, 2023.

(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.

Contacts

Terese Wilke
Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com